Exhibit 21
SUBSIDIARIES OF AMETEK, INC.
AS OF DECEMBER 31, 2010

		Percentage of voting
	State or other jurisdiction of	securities owned by its
Name of Subsidiary and name under which it does business	incorporation or organization	immediate parent*
Advanced Measurement Technology, Inc.	Delaware	100%
AMETEK (Bermuda), Ltd.	Bermuda	100%
AMETEK Canada, LLC	Delaware	100%
AMETEK Canada 1 ULC	Canada	100%
AMETEK Canada 2 ULC	Canada	100%
AMETEK Canada Limited Partnership	Canada	100%
AMETEK Lamb Motores de Mexico, S.A. de C.V.	Mexico	100%
AMETEK Motors Holding, Inc.	Delaware	100%
AMETEK Receivables Corp.	Delaware	100%
AMETEK Thermal Systems, Inc.	Delaware	100%
Chandler Instruments Company, L.L.C	Texas	100%
Grabner Instruments Messtechnik GmbH	Austria	100%
Petrolab, L.L.C	Delaware	100%
Controls Holding Corporation	Delaware	100%
Patriot Sensors & Controls Corporation	Delaware	100%
Drake Air, Inc.	Oklahoma	100%
EDAX Inc.	Delaware	100%
EDAX B.V.	Netherlands	100%
Elgar Holdings, Inc.	Delaware	100%
AMETEK Programmable Power, Inc.	Delaware	100%
EMA Corp.	Delaware	100%
Amekai (BVI), Ltd.	British Virgin Islands	50%
AMETEK Advanced Industries, Inc.	Delaware	100%
AMETEK Aerospace & Defense, Inc.	Delaware	100%
AMETEK Ameron, LLC	Delaware	100%
Southern Aero Partners, Inc.	Oklahoma	100%
AMETEK Aircraft Parts & Accessories, Inc.	Delaware	100%
AMETEK CPR RUSSIA, Inc.	Delaware	100%
AMETEK Do Brasil Ltda.	Brazil	100%
AMETEK Grundbesitz GmbH	Germany	100%
AMETEK Haydon Kerk, Inc.	Delaware	100%
Tritex Corporation	Delaware	100%
Haydon Motion Europe S.A.R.L	France	100%
Haydon Linear Motors (Changzhou) Co., Ltd.	China	100%
Haydon Kerk Motion Solutions, Inc.	Massachusetts	100%
Linex (Nanjing) Electromechanics, Ltd.	China	19%
AMETEK HSA, Inc.	Delaware	100%
AMETEK International C.V.	Netherlands	99.9%
AMETEK Holdings B.V.	Netherlands	100%
AMETEK Denmark A/S	Denmark	100%
AMETEK Italia S.r.l.	Italy	100%
AMETEK Europe L.L.C.	Delaware	100%
AMETEK UK Limited Partnership	United Kingdom	99.998%
AMETEK European Holdings Limited	United Kingdom	100%
AMETEK Elektromotory, s.r.o.	Czech Republic	99.97%
AMETEK Singapore Private Ltd.	Singapore	100%
Amekai Singapore Private Ltd.	Singapore	50%
Amekai Meter (Xiamen) Co.,Ltd.	China	100%
Amekai Taiwan Co., Ltd.	Taiwan	50%
AMETEK Commercial Enterprise Shanghai	China	100%
AMETEK Instruments India Private Ltd.	India	100%
AMETEK Motors Asia Pte., Ltd.	Singapore	100%

		Percentage of voting
	State or other jurisdiction of	securities owned by its
Name of Subsidiary and name under which it does business	incorporation or organization	immediate parent*
AMETEK Motors (Shanghai) Co., Ltd.	China	100%
EMA Holdings UK Limited	England	100%
AEM Limited	England	100%
Aeromedic Innovations Ltd (Dormant)	England	100%
Aviation Windings Ltd. (Dormant)	England	100%
Airtechnology Holdings Ltd.	England	100%
Airscrew Ltd.	England	100%
Aircontrol Technologies Ltd. (Dormant)	England	100%
AMETEK Airtechnology Group Ltd.	England	100%
Airtechnology Pension Trustees Ltd.	England	100%
AMETEK Holdings (UK) Ltd.	England	100%
Lloyd Instruments Ltd.	England	100%
AMETEK SAS	France	63%
Solartron Instruments Ltd. (Dormant)	England	100%
OOO “AMETEK”	Russia	99%
AMETEK Precision Instruments (UK) Ltd.	England	100%
AMETEK Russia (UK) Ltd.	England	100%
Land Instruments International Ltd.	England	100%
AMETEK Material Analysis Holdings GmbH	Germany	100%
AMETEK Holdings SARL	France	74%
Antavia SAS	France	100%
Financiere CAMECA (SAS)	France	100%
Micro Analyse Instruments SAS	France	100%
CAMECA SAS	France	100%
CAMECA Instruments, Inc.	New York	100%
CAMECA Korea Co., Ltd.	Korea	100%
CAMECA Taiwan Corp. Ltd.	Taiwan	100%
CAMECA UK Ltd.	England	100%
CAMECA GmbH	Germany	100%
SPECTRO Analytical Instruments GmbH	Germany	100%
SPECTRO Analytical Instruments (Asia-Pacific) Ltd.	Hong Kong	100%
SPECTRO Analytical Instruments, Inc.	Delaware	100%
SPECTRO Analytical Instruments (Pty). Ltd.	South Africa	100%
SPECTRO Analytical UK Limited	England	100%
Muirhead Aerospace Ltd.	England	100%
Traxsys Input Products Ltd. (Dormant)	England	100%
Norcroft Dynamics Ltd. (Dormant)	England	100%
TH Acquisition Company Ltd.	England	100%
Taylor Hobson Holdings Ltd.	England	100%
Taylor Hobson Overseas Ltd	England	100%
AMETEK GmbH	Germany	62%
AMETEK Nordic AB	Sweden	100%
AMETEK Kabushiki Kaisha	Japan	100%
AMETEK S.r.l.	Italy	100%
Taylor Hobson K Inc.	South Korea	100%
Taylor Hobson Ltd.	England	100%
Solartron Metrology Ltd.	England	100%
Solartron Metrology 2001 Ltd.	England	100%
Taylor Hobson, Inc.	Delaware	100%
Taylor Hobson Trustees Limited	England	100%
AMETEK Land, Inc.	Delaware	100%

		Percentage of voting
	State or other jurisdiction of	securities owned by its
Name of Subsidiary and name under which it does business	incorporation or organization	immediate parent*
AMETEK Motors Hong Kong Ltd.	Hong Kong	100%
AMETEK Precitech, Inc.	Delaware	100%
AMETEK TSE, Inc.	Delaware	100%
TSE Acquisition Corporation	Delaware	100%
Technical Services for Electronics, Inc.	Minnesota	100%
AMETEK VIS-K, Inc.	Delaware	100%
Atlas Material Holdings Corporation	Delaware	100%
Atlas Material Testing Technology L.L.C.	Delaware	100%
Atlas Netherlands AcquisitionCo Coöperatief U.A.	Netherlands	99.99%
Atlas Material Testing Technology GmbH	Germany	100%
MTL Light Solutions GmbH	Germany	100%
Atlas Material Testing Technology BV	Netherlands	100%
Atlas Material Testing Technology (India) Private Limited	India	100%
Atlas Material Testing Technology Limited	England	100%
MCG Acquisition Corporation	Minnesota	100%
HCC Industries, Inc.	Delaware	100%
AMETEK Ceramics, Inc.	Delaware	100%
Glasseal Products, Inc.	New Jersey	100%
Sealtron Acquisition Corp.	Delaware	100%
Sealtron, Inc.	Delaware	100%
HCC Aegis, Inc.	Delaware	100%
HCC Industries International	California	100%
HCC Machining Co., Inc.	Delaware	100%
Hermetic Seal Corporation	Delaware	100%
Norfolk Avon Realty Trust (Dormant)	Massachusetts	100%
HP Acquisition Corp.	Delaware	100%
Hamilton Precision Metals, Inc.	Delaware	100%
Hamilton Precision Metals of Delaware, Inc.	Delaware	100%
KBA Holding, Inc.	Delaware	100%
KBA Enterprises, Inc.	Delaware	100%
Reading Alloys, Inc.	Pennsylvania	100%
RAI Enterprises, Inc.	Delaware	100%
NCC Holdings, Inc.	Delaware	100%
AMETEK National Controls Corporation	Delaware	100%
NewAge Testing Instruments, Inc.	Pennsylvania	100%
Rotron Incorporated	New York	100%
AMETEK Technical & Industrial Products, Inc.	Minnesota	51.9%
Wuxi MCG Trading Company	China	100%
SCPH Holdings, Inc.	Delaware	100%
AMETEK SCP, Inc.	Rhode Island	100%
AMETEK SCP (Barrow) Limited	England	100%
Seiko EG&G Co. Ltd.	Japan	49%
Solidstate Controls, LLC	Delaware	100%
HDR Power Systems, LLC	Delaware	100%
Solidstate Controls, Inc. de Argentina S.R.L.	Argentina	90%
Solidstate Controls Mexico, S.A. de C.V.	Mexico	99.9%
Vision Research, Inc.	Delaware	100%
Vision Research Europe B.V.	Netherlands	100%
Vision Research Limited	England	100%
Vision Research srl	Romania	100%

*	Exclusive of directors’ qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.